Exhibit 23

Consent of Independent Registered Public Accounting Firm

Red Lion Hotels Corporation
Denver, Colorado

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-133287) and Form S-8 (No. 333-135561, No. 333-151989, No. 333-160485 and No. 333-204646) of Red Lion Hotels Corporation of our reports dated February 27, 2020, relating to the consolidated financial statements, and the effectiveness of Red Lion Hotels Corporation’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP
Spokane, Washington

February 27, 2020